Exhibit 21.1

Entity	Jurisdiction	Ownership
WiMi Hologram Cloud Inc.	Cayman Islands	100%

WiMi Hologram Cloud Limited	Hong Kong	100%

Beijing Hologram WiMi Cloud Internet Technology Co., Ltd. (“WFOE”)	People’s Republic of China	100%

Beijing WiMi Hologram Cloud Software Co., Ltd. (“VIE” of WFOE)	People’s Republic of China	Variable Interest Entity

Micro Beauty Lightspeed Investment Management HK Limited in Hong Kong (“Micro Beauty”)	Hong Kong	100% owned by VIE

Shenzhen Yidian Internet Technology Co., Ltd. (“Shenzhen Yidian”)	People’s Republic of China	100% owned by VIE

Shenzhen Yitian Hulian Internet Technology Co., Ltd. (“Shenzhen Yitian”)	People’s Republic of China	100% owned by VIE

Shenzhen Kuxuanyou Technology Co., Ltd. (“Shenzhen Kuxuanyou”)	People’s Republic of China	100% owned by VIE

Shenzhen Yiruan Tianxia Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Kuxuanyou

Shenzhen Yiyun Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Kuxuanyou

Korgas Shengyou Information Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Kuxuanyou

Korgas 233 Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yitian

Shenzhen Qianhai Wangxin Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yitian

Shenzhen Yiyou Online Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yitian

Shenzhen Duodian Cloud Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

Korgas Duodian Network Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

Kashi Duodian Network Technology Co., Ltd.	People’s Republic of China	100% owned by Shenzhen Yidian

Skystar Development Co., Ltd.	Republic of Seychelles	100% owned by Micro Beauty